EXHIBIT 4.2

FORM OF NON-TRANSFERABLE SUBSCRIPTION CERTIFICATE

For use by Zion acting as Subscription Agent

ZION OIL & GAS, INC.

NON-TRANSFERABLE SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING

FOR HOLDERS OF RECORD ON JUNE 15, 2011

ZION OIL & GAS, INC. (the “Company”) is conducting a rights offering (the “Rights Offering”) that entitles the holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as of the close of business on June 15, 2011 (the “Record Date”), to receive 0.25 of a subscription right (each, a “Right”) for each share of Common Stock held of record on the Record Date (i.e., ONE subscription right for each FOUR shares). Each whole Right entitles the holder to subscribe for and purchase one (1) unit (each a “Unit”) of the Company’s securities, with each Unit consisting of (i) one (1) share of  the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) warrants to purchase two (2) additional shares of the Company’s Common Stock at an exercise price of $3.50 per share (each a “Warrant” and collectively the “Warrants”; the “Basic Subscription Right”). Each Unit may be purchased at a per Unit subscription price of $5.00. The Warrant is exercisable for a one (1) year period beginning on the closing date after the expiration of the Rights Offering.

Set forth above is the number of shares of Units to which the holder whose name and address is set forth above is entitled to subscribe pursuant to the Basic Subscription Right. If you exercise your rights in full, you may also exercise an over-subscription right (the “Over-Subscription Right”) to purchase additional Units that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation of Units among persons exercising this Over-Subscription Right. If there is a change of address and you wish to subscribe, please note the new address on Form 2.  Your records will be updated with the new information.

No fractional subscription rights or fractional Units will be issued in this offering. Instead, the number of subscription rights will be rounded down to the next lowest whole number.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Company’s Supplemental Prospectus dated June 23, 2011 (the “Prospectus”), which is incorporated herein by reference. Copies of the prospectus are available upon request from the Dallas office, by phone at 1-888-891-9466 or 214-221-4610 or by e-mail at dallas@zionoil.com.

This subscription certificate (the “Rights Certificate”) must be received by us with payment in full by 5:00 p.m., Eastern Standard Time, on July 25, 2011 (unless extended in the sole discretion of the Company) (as it may be extended, the “Expiration Date”). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for Units in the Rights Offering made hereby is irrevocable.

The Rights represented by this Rights Certificate may be exercised by duly completing Form 1. Rights holders are advised to review the Prospectus before determining whether to exercise their Rights. In addition, if certificates representing the shares of Common Stock included in the Unit and the Warrant instruments are to be issued in a name other than the registered holder or are to be sent to an address other than that shown above, also complete Form 2.

SUBSCRIPTION PRICE: $5.00 PER UNIT

The registered owner whose name is inscribed hereon is entitled to subscribe for Units upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

Except in limited circumstances described in the Prospectus, only you may exercise your Rights.

Rights holders should be aware that if they choose to exercise only part of their Rights, they may not receive a new Rights Certificate in sufficient time to exercise the remaining Rights evidenced thereby.

 FORM 1

EXERCISE AND SUBSCRIPTION:  The undersigned hereby irrevocably exercises one or more Rights to subscribe for Units  as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

Basic Subscription Rights:

I subscribe for		Units at $5.00 each = $
	(no. of Units subscribed for)	(subscription price)

Over-Subscription Rights:

IF YOU HAVE SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL UNITS PURSUANT TO THE OVER-SUBSCRIPTION RIGHT (TO THE EXTENT AVAILABLE):

I wish to subscribe for		Units at $5.00 each = $
	(no. of Units subscribed for)	(subscription price)

Total Amount Enclosed = $	*

I.	METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX (ES)):

☐      Check, bank draft, or money order payable to “Zion Oil & Gas” or

☐ Wire transfer directed to the account maintained by us (contact Zion for wire instructions).

If the Rights being executed pursuant to the Basic Subscription Rights do not account for all of the Rights represented by the Rights Certificate (check only one):

☐    Deliver to the undersigned a new Rights Certificate evidencing the remaining Rights to which the undersigned is entitled.

☐    Do not deliver any new Rights Certificate to me.

☐    Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to Zion prior to the date hereof and complete the following:

Name(s) of Registered Holder(s)
Window Ticket Number (if any)
Date of Execution of Notice of Guaranteed Delivery
Name of Institution Which Guaranteed Delivery

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of Units indicated in the “Total” line above, or if the number of Units being subscribed for is not specified, the Rights holder exercising this Rights Certificate shall be deemed to have subscribed for the maximum amount of Units that could be subscribed for upon payment of such amount. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Units for which you have indicated an intention to subscribe (such excess being the “Subscription Excess”), then you will be deemed to have exercised the Over-Subscription Rights to the full extent of the excess payment tendered, to purchase, to the extent available, that number of whole Units equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

ACKNOWLEDGMENT—THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus and the terms set forth herein and understand that after delivery to the Company we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder:	Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:	Capacity:	Soc. Sec. #/Tax ID #:
Address:		Phone:

The Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law.

Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered to Zion Oil & Gas prior to the Expiration Date by mail, by hand or by overnight courier to 6510 Abrams Rd., Suite 300, Dallas, TX 75231.

FORM 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS

(a)   To be completed ONLY if the certificate representing the Common Stock included in the Unit and/or the instrument representing the Warrant(s) included in the Unit is/are to be issued in a name other than that of the registered holder. DO NOT FORGET TO COMPLETE THE MEDALLION GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Issue Shares to:	Soc. Sec. #/Tax ID #:
Address:

(b)   To be completed ONLY if the certificate representing the Common Stock included in the Unit and/or the instrument representing the Warrant(s) included in the Unit is/are to be sent to an address other than that shown above. See the Instructions. DO NOT FORGET TO COMPLETE THE MEDALLION GUARANTEE OF  SIGNATURE(S) SECTION BELOW.

Name:
Address:

MEDALLION GUARANTEE OF SIGNATURES

All Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number

YOU MUST HAVE YOUR SIGNATURE MEDALLION GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN YOURSELF.